EXECUTION COPY

                          FIRST AMENDMENT

                                                Dated as of March 10, 1995

                This FIRST AMENDMENT among Marvel IV Holdings Inc., a Delaware corporation (the "Borrower"), Mafco Holdings Inc., a Delaware corporation ("Mafco"), the lenders parties to the Credit Agreement referred to below (the "Lenders"), and Citibank, N.A., as agent (the "Agent") for the Lenders thereunder.

                PRELIMINARY STATEMENTS:

                (1) The Borrower, the Lenders and the Agent have entered into a Credit Agreement dated as of July 20, 1994 (the "Credit Agreement"; the terms defined therein being used herein as therein defined unless otherwise defined herein).

                (2) Mafco, the indirect owner of 100% of the outstanding capital stock of Borrower, has entered into an Agreement and Plan of Merger (said Agreement, as amended or otherwise modified from time to time, being the "Merger Agreement") with Abex Inc., a Delaware corporation ("Abex").

                (3) Prior to the consummation of the Merger (as defined below), Cigar Guarantor shall contribute 100% of the outstanding stock of Consolidated Cigar (Parent) Holdings Inc. and Flavors Guarantor shall contribute 100% of the outstanding stock of Flavors Holdings Inc. to C&F (Parent) Holdings Inc., a newly formed Delaware corporation ("C&F Guarantor"), the outstanding stock of which shall be owned 50% by Cigar Guarantor and 50% by Flavors Guarantor. C&F Guarantor will in turn contribute the stock so received by it to C&F Holdings Inc., a Delaware corporation ("C&F Holdings"), all of the outstanding stock of which shall be owned by C&F Guarantor.

                (4) Pursuant to the Merger Agreement, (a) C&F Holdings will be merged (the "Merger") with and into Abex, with Abex as the surviving corporation in the Merger and (b) Abex's Restated Certificate of Incorporation and by-laws shall be amended (the "Amendment") in various respects, including the change of Abex's name to Mafco Consolidated Group Inc. ("MCG").

                (5) The Borrower has requested that the Lenders agree to amend the Credit Agreement and the Mafco Security Agreement and to amend and restate the Cigar Guaranty, the Flavors Guaranty, the Cigar Pledge Agreement and the Flavors Pledge Agreement to permit such Merger and the related transactions.





                (6) The Lenders are, on the terms and conditions stated below, willing to grant the request of the Borrower and the Borrower and the Lenders have agreed to amend the Credit Agreement and the Mafco Security Agreement as hereinafter set forth.

                SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date on which all of the conditions precedent set forth in Section 3 hereof have been satisfied or waived, hereby amended as follows:

        (a) The Table of Contents shall be amended by adding "EXHIBIT K - Form of C&F Pledge Agreement" and "EXHIBIT L - Form of C&F Guaranty" to the list of exhibits and inserting the same in the appropriate alphabetical locations in such list of exhibits.

        (b) Section 1.01 shall be amended by adding the following new definitions and inserting the same in the appropriate alphabetical locations as follows:

        "Abex" means Abex Inc., a Delaware corporation.

        "C&F Guarantor" means C&F (Parent) Holdings Inc., a Delaware corporation.

        "C&F Guaranty" means the guaranty duly executed by C&F Guarantor guaranteeing the obligations of Mafco under the Loan Documents.

        "C&F Pledge Agreement" means the pledge agreement duly executed by C&F Guarantor whereby 100% of the capital stock of MCG owned by C&F Guarantor is pledged as security for the Obligations of C&F Guarantor under the C&F Guaranty.

        "Cigar Non-Operating Subsidiaries" means C&F Guarantor.

        "C&F Loan Documents" means the C&F Guaranty and the C&F Pledge
Agreement.

        "Deposit Certificate" has the meaning specified in Section 5.01(l).

        "First Amendment" means the First Amendment dated as of March 10, 1995 to this Agreement.

        "First Amendment Effective Date" has the meaning specified in Section 3 of the First Amendment.

        "Flavors Non-Operating Subsidiaries" means C&F Guarantor.






        "Merger" means the merger of C&F Holdings Inc. with and into Abex, with Abex as the surviving corporation.

        "Merger Agreement" means the Agreement and Plan of Merger dated as of January 6, 1995 by and between Mafco and Abex, as such agreement may be amended, modified or supplemented from time to time.

        "MCG" means Mafco Consolidated Group Inc., the corporate name which Abex will adopt upon consummation of the Merger.

        "MCG Tax Agreement" means the Tax Sharing Agreement by and among Mafco and MCG.

        "Special Dividend" means (i) the dividend in an amount not exceeding $9,600,000 made immediately prior to the consummation of the Merger by Flavors to Flavors Holdings Inc. and then by Flavors Holdings Inc. to Flavors Guarantor and (ii) the dividend in an amount not exceeding $5,300,000 made immediately prior to the consummation of the Merger by Cigar to Consolidated Cigar (Parent) Holdings Inc. and then to Cigar Guarantor.

        (c) Section 1.01 shall be amended by amending the following definitions in their entirety as follows:

        "A Company" means each Loan Party, FN Parent, FN Holdings, Coleman Holdings Inc., Coleman Worldwide Inc., Marvel III, Marvel Parent, Marvel Holdings and NWCG Holdings.

        "Collateral Documents" means (i) each Security Agreement, (ii) each Initial Pledge Agreement, (iii) upon and after the second Borrowing, each Subsequent Pledge Agreement and (iv) upon and after the First Amendment Effective Date, the C&F Pledge Agreement.

        "Designated Operating Company" means Coleman, New World, Marvel and
MCG.

        "Designated Persons" means (i) the Borrower, (ii) Coleman Guarantor,
(iii) upon the execution and delivery of the New World Pledge Agreement, the Second Andrews Pledge Agreement and the New World Guaranty (together, in each case, with the other certificates, instruments and documents required to be delivered therewith pursuant to the terms of Section 3.02(i)(viii) and (ix)), New World Guarantor, (iv) upon the execution and delivery of the C&F Pledge Agreement and the C&F Guaranty (together, in each case, with the other certificates, instruments and documents required to be delivered therewith), C&F Guarantor, and (v) on and after the date of the second Borrowing, FN Parent (for as long as, and only as long as, the Bank is regulated as a federal savings bank).

        "Loan Documents" means (i) the Initial Loan Documents, (ii) upon and after the second Borrowing, the Subsequent Loan Documents, and (iii), upon and after the First Amendment Effective Date, the C&F Loan Documents.

        "Loan Party" means (i) each Initial Loan Party, (ii) upon and after the second Borrowing, each Subsequent Loan Party, and (iii) upon and after the First Amendment Effective Date, C&F Guarantor.

        "Net Equity Value" means for any day of determination for any Designated Person:

                (i) with respect to the Borrower, an amount equal to the excess of (A) the product of the number of shares of common stock of Marvel owned directly or indirectly by the Borrower times the average closing price during the Calculation Period relating to such day of determination of such common stock on the New York Stock Exchange over (B) the Defeased Debt Amount of the Borrower;

                (ii) with respect to Coleman Guarantor, an amount equal to the excess of (A) the product of the number of shares of common stock of Coleman owned directly or indirectly by Coleman Guarantor times the average closing price during the Calculation Period relating to such day of determination of such common stock on the New York Stock Exchange over (B) the Defeased Debt Amount of Coleman Guarantor;

                (iii) with respect to New World Guarantor, an amount equal to the excess of (A) the product of the number of shares of Class B common stock of New World owned directly or indirectly by New World Guarantor times the average closing price of the Class A common stock during the Calculation Period relating to such day of determination for such Class A Common Stock on either the New York Stock Exchange or the NASDAQ national market system over (B) the Defeased Debt Amount of New World Guarantor;

                (iv) with respect to C&F Guarantor, an amount equal to the product of the number of shares of common stock of MCG owned directly or indirectly by C&F Guarantor times the average closing price during the Calculation Period relating to such day of determination of such common stock on the New York Stock Exchange; and






        (v) with respect to FN Parent, an amount equal to $288,000,000, less the aggregate amount of net losses of the Bank since the date of the second Borrowing, less the aggregate amount of distributions of capital of the Bank existing on the date of the second Borrowing, less any reductions in the equity accounts of the Bank determined in accordance with generally accepted accounting principles in effect from time to time.

        (d) Section 1.01 shall be amended by deleting the definition of "Designated Cigar Subsidiaries", the definition of "Designated Flavors Subsidiaries" and the definition of "Non-Designated Operating Company".

        (e)     Section 2.05(b) shall be amended in full to read as follows:

                "(b)    Mandatory.  (i)  The Borrower shall prepay in whole the
outstanding principal amounts of the Advances outstanding on (i) if the Purchase Agreement is terminated, the ninetieth day following such termination and (ii) March 31, 1995, if the second Borrowing has not occurred on or prior to December 31, 1994.

        (ii) The Borrower shall, on the date of deposit of each cash equity contribution in the Borrower Collateral Account as a result of a loan made by FN Parent to the Borrower Parent pursuant to the terms of the FN Parent Loan Agreement that relates solely to net income of the Bank (excluding, to the extent included in net income, any gains (net of taxes) from the sale of deposits and property, plant and equipment related to such deposits, and further excluding, to the extent included in net income, any income tax benefit that is attributable to the recognition of the deferred tax asset-net operating loss carry forwards of the Bank), apply:

        (A) up to 75% of the amount of such cash equity contribution to the making of a prepayment in an amount equal to the amount of the next scheduled principal payment pursuant to Section 2.03 (plus accrued interest thereon), and the portion of such prepayment to be applied to principal in accordance with
Section 2.05(b)(viii) below shall be applied to such scheduled principal payment; provided, however, that, if the next scheduled principal payment has been prepaid in full prior to the date of such cash equity contribution (other than as a result of a prepayment during the calendar quarter in which such cash equity contribution occurs pursuant to the provisions of Section 2.05(b)(iii)), the Borrower shall have no obligation to prepay the Advances; provided further that, if the next scheduled principal payment has been prepaid in full prior to the date of such cash equity contribution as a result of a prepayment during the calendar quarter in which such cash equity contribution occurs pursuant to the provisions of Section 2.05(b)(ii)(B) or
Section 2.05(b)(iii), such cash equity contribution shall be applied to the next scheduled principal payment pursuant to the terms of this Section 2.05(b)(ii)(A) and the prepayment pursuant to Section 2.05(b)(ii)(B) or Section 2.05(b)(iii), as the case may be, shall be reapplied pursuant to the terms of such Section; and provided further that any amount not required to be prepaid pursuant to the terms of this Section 2.05(b)(ii)(A) shall, subject to the provisions of Section 2.05(b)(iv) below, be released to the Borrower pursuant to the provisions of Section 7(b) of the Borrower Security Agreement; and

        (B) 25% of the amount of such cash equity contribution to the making of a prepayment in such amount; provided, however, that the portion of each such prepayment to be applied to principal in accordance with Section 2.05(b)(viii) below shall be applied first to the next scheduled principal payment and second to the remaining installments of the Facility pursuant to
Section 2.03 in inverse order of maturity; provided further that if the next scheduled principal payment has been prepaid in full prior to the date of such cash equity contribution, such portion of such prepayment shall be applied solely to the remaining installments of the Facility in inverse order of maturity; and provided further that if a prepayment pursuant to the terms of this Section 2.05(b)(ii)(B) is applied to the next scheduled principal payment and, subsequent to such application, a prepayment pursuant to the terms of
Section 2.05(b)(ii)(A) is applied to such next scheduled principal payment, the amount applied to such next scheduled principal payment pursuant to the terms of this Section 2.05(b)(ii)(B) shall be reapplied to the remaining installments of the Facility in inverse order of maturity.

        (iii) The Borrower shall, on the date of deposit of each cash equity contribution in the Borrower Collateral Account relating to (A) any loan made by FN Holdings to the Borrower Parent pursuant to the terms of the certificate of incorporation of FN Holdings (other than any such loan that relates to net income of the Bank attributable to gains (net of taxes) from the sale of deposits and property, plant and equipment related to such deposits), (B) to the extent not included within clause (A), any loans made by FN Holdings to the Borrower Parent pursuant to the terms of the certificate of incorporation of FN Holdings that relate to dividends, other distributions or any loans or advances from the Bank arising out of excess capital of the Bank and (C) any loans made by FN Parent pursuant to the terms of the FN Parent Loan Agreement that relate to dividends, other distributions or any loans or advances from the Bank arising out of any income tax benefit that is attributable to the recognition of the deferred tax asset-net operating loss carry forwards of the Bank, make a prepayment in an amount equal to the amount of such cash equity contribution. The portion of each such prepayment to be applied to principal in accordance with Section 2.05(b)(viii) below shall be applied first to the next scheduled principal payment and second to the remaining installments of the Facility pursuant to Section 2.03 in inverse order of maturity; provided however, that if the next scheduled principal payment has been prepaid in full prior to the date of such cash equity contribution, such portion of such prepayment shall be applied solely to the remaining installments of the Facility in inverse order of maturity; provided further that if a prepayment pursuant to the terms of this Section 2.05(b)(iii) is applied to the next scheduled principal payment and, subsequent to such application, a prepayment pursuant to the terms of Section 2.05(b)(ii)(A) is applied to such next scheduled principal payment, the amount applied to such next scheduled principal payment pursuant to the terms of this Section 2.05(b)(iii) shall be reapplied to the remaining installments of the Facility in inverse order of maturity.

        (iv) The Borrower shall, on any date (A) on which a cash equity contribution referred to in clause (ii) above is deposited in the Borrower Collateral Account, on which a deposit of amounts paid under or in connection with any Related Documents is made to the Mafco Collateral Account or on which the proceeds of the Special Dividend is deposited in the Mafco Collateral Account in accordance with the terms of Section 2.05(b)(v) and (B) either (I) a Default has occurred and is continuing, (II) on and after the date of the second Borrowing, the Borrower fails to deliver a Look-Forward Certificate or a Deposit Certificate with respect to such deposit in accordance with the terms of Section 5.01(l) or (III) on and after the date of the second Borrowing, the Required Look-Forward Lenders determine in their reasonable discretion, within 15 Business Days following the date of the receipt of the Look-Forward Certificate or within two Business Days following the date of the receipt of the Deposit Certificate, as the case may be, referred to in clause (B)(II), that (x) the equity contributions receivable by the Borrower (to the extent they relate to net income of the Bank but excluding any gains (net of taxes) from the sale of deposits and property, plant and equipment related to such deposits) will be insufficient to service the scheduled amortization payments (other than the payment due on September 1, 1996) or (y) the equity contributions receivable by the Borrower (to the extent they relate to net income of the Bank attributable to gains (net of taxes) from the sale of deposits and property, plant and equipment related to such deposits) will be insufficient to make the principal payment due on September 1, 1996 (in each case taking into account, among other things, the Bank's performance to date, the quality of the Bank's assets and the presence of any agreement with the Bank's regulators including, but not limited to, an agreement relating to capital, asset quality, dividends or management) make a prepayment in an amount equal to the amount of such cash equity contribution, the amount of the deposit in the Mafco Collateral Account or the amount of the proceeds of the Special Dividend, as the case may be, plus any interest on Collateral Investments made with such contribution or deposit. The portion of each such prepayment to be applied to principal in accordance with






Section 2.05(b)(viii) below shall be applied to prepay the installments of the Facility in order of maturity; provided, however, that, in the case of prepayments to be made from the proceeds of the Special Dividend, the portion of such prepayments to be applied to principal in accordance with Section 2.05(b)(viii) below shall be applied to prepay the installments of the Facility in inverse order of maturity.

        (v)     The Borrower shall:

        (A) on the date of receipt by any A Company of the Net Cash Proceeds of issuances, sales or liquidations of any capital stock (including any securities convertible into or exchangeable for capital stock or any warrants, rights or options to acquire capital stock) of any A Company,

        (B) on the date of receipt by any A Company of any dividends, other distributions or any loans or advances made in respect of the capital stock of any other A Company,

        (C) on the date of receipt by any A Company of the Net Cash Proceeds of any sales of any assets of any A Company,

        (D) on the date of deposit of each cash equity contribution in the Borrower Collateral Account relating to the proceeds of dividends, other distributions or any loans or advances made by the Bank (other than any dividends, other distributions or loans or advances referred to in clauses
(ii), (iii) and (iv) above, but including, without limitation, to the extent that such dividends, distributions, loans or advances result from gains (net of taxes) realized on any sale by the Bank of deposits and property, plant and equipment related to such deposits),

        (E) on the date of receipt by any A Company of the proceeds of distributions, dividends or any loans or advances made on account of or as a result of the issuance, sale or liquidation of any capital stock (including any securities convertible into or exchangeable for capital stock or any warrants, rights or options to acquire capital stock) of, or the sale, issuance or incurrence of any Debt by, any Designated Operating Company or the Bank,

        (F) on the date of receipt by any A Company of the Net Cash Proceeds from the sale, issuance or incurrence by any A Company of any Debt, and

        (G) on the date of receipt by any A Company of the proceeds of dividends, other distributions or any loans or advances made on account of or as a result of any sale of any assets of any Designated Operating Company, make a prepayment in an amount equal to the amount of any such amount so received or deposited, as the case may be, except, in each case, to the extent
(x) required pursuant to the terms of any agreement or instrument relating to Debt existing on the date hereof of any A Company or Designated Operating Company to prepay or redeem or purchase such Debt or (y) prohibited to be so applied by the terms of any agreement or instrument relating to Debt existing on the date hereof of any A Company or Designated Operating Company; provided, however, that in the case of the Special Dividend, such Special Dividend shall be deposited in the Mafco Collateral Account and such Special Dividend shall be released to the Borrower subject to the terms of Section 2.04(b)(iv) on the fifteenth Business Day following the date of the receipt of the Look-Forward Certificate referred to in Section 5.01(l). The portion of each such prepayment to be applied to principal in accordance with Section 2.05(b)(viii) below shall be applied to prepay the installments of the Facility in inverse order of maturity.

        (vi) If the Purchase Agreement is terminated, the Borrower shall, on each date following the date of such termination, make a prepayment in an amount equal to the amount, if any, on deposit on such date in the Mafco Collateral Account and the Second Mafco Collateral Account. The portion of each such prepayment to be applied to principal in accordance with Section 2.05(b)(viii) below shall be applied to prepay the Facility.

        (vii) The Borrower shall, on each date that an Event of Default set forth in Section 6.01(a) of the Credit Agreement shall have occurred and be continuing, make a prepayment in an amount equal to the amount on deposit in
the Second Mafco Collateral Account.   The portion of each such prepayment to
be applied to principal in accordance with Section 2.05(b)(viii) below shall be applied to prepay the installments of the Facility in inverse order of maturity.

        (viii) All prepayments under this subsection (b) shall be applied first, to the payment of interest and fees payable in respect of the Facility and to the payment of expenses of the Agent (including the reasonable fees and expenses of counsel to the Agent) and second, to the prepayment of the Advances comprising part of the same Borrowing as specified."

        (f) Section 5.01(l) shall be amended by adding at the end thereof the following proviso:

"; provided, however, that, notwithstanding the foregoing, if a Look-Forward Certificate has been delivered to the Agent within 90 days of a deposit in the Mafco Collateral Account of amounts paid under or in connection with any Related Document, the Borrower may, instead of delivering a Look-Forward Certificate to the






Agent, deliver a certificate (a "Deposit Certificate") to the Agent, within 15 Business Days prior to the date of such deposit or within five Business Days after the date of such deposit, stating that (x) there has been no adverse change in (1) the financial condition of the Bank since the date of the last Look-Forward Certificate that was delivered to the Agent or (2) the projections contained in such Look-Forward Certificate and (y) no event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and provided further that, with respect to the deposit of the Special Dividend into the Mafco Collateral Account, the Borrower shall deliver a Look-Forward Certificate to the Agent no less than 15 Business Days prior to June 1, 1995."

        (g)     Annex E hereto is added as Exhibit K to the Credit Agreement.

        (h)     Annex F hereto is added as Exhibit L to the Credit Agreement.

                SECTION 2. Amendment to the Mafco Security Agreement. Section 7(a) of the Mafco Security is, effective as of the date on which all of the conditions precedent set forth in Section 3 hereof have been satisfied or waived, hereby amended by deleting the period in the last sentence thereof and inserting the following in place thereof:

        "; provided, however, that, in the case of the proceeds of the Special Dividend deposited in the Mafco Collateral Account pursuant to Section 2.05(b) of the Credit Agreement, release of such proceeds shall be permitted only if the Borrower shall have delivered to the Lenders the Look-Forward Certificate referred to in Section 5.01(l) of the Credit Agreement and the Required Look-Forward Lenders shall, in accordance with the terms of Section 2.05(b)(iv) of the Credit Agreement, have not required the Borrower to make a prepayment out of such proceeds."

                SECTION 3. Conditions of Effectiveness. This First Amendment shall become effective on the first date (the "First Amendment Effective Date") upon which the Agent shall have received evidence satisfactory to it that the following conditions precedent have been satisfied:

        (a) The consummation of the Merger shall have occurred in compliance with all applicable laws and substantially as described in the Proxy Statement on Schedule 14A of Abex filed with the Securities and Exchange Commission in connection with the Merger; and the MCG Tax Agreement shall be in form and substance reasonably satisfactory to the Lenders.






        (b) The Borrower shall have paid all accrued fees of the Agent and the Lenders and all accrued expenses of the Agent (including the reasonable fees and expenses of counsel to the Agent).

        (c) The Agent shall have received on or before the First Amendment Effective Date the following, each dated on or before the First Amendment Effective Date, in form and substance satisfactory to the Agent (unless otherwise specified) and sufficient copies for each Lender:

                (i) counterparts to this First Amendment duly executed by the Borrower, the Lenders and the Agent;

                (ii) counterparts to the Consent attached hereto duly executed by each Loan Party other than the Borrower.

        (iii) certified copies of (a) the resolutions of the Board of Directors of (1) the Borrower approving this First Amendment and the matters contemplated hereby and thereby, (2) Cigar Guarantor approving the amended and restated Cigar Guaranty, the amended and restated Cigar Pledge Agreement and the matters contemplated hereby and thereby, (3) Flavors Guarantor approving the amended and restated Flavors Guaranty, the amended and restated Flavors Pledge Agreement and the matters contemplated hereby and thereby and (4) C&F Guarantor approving of the C&F Guaranty, the C&F Pledge Agreement and the matters contemplated hereby and thereby and (b) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this First Amendment, the Consent, the C&F Loan Documents and the matters contemplated hereby and thereby;

        (iv) a certificate of the Secretary or an Assistant Secretary of each of the Borrower, Cigar Guarantor, Flavors Guarantor and C&F Guarantor certifying the names and true signatures of its officers authorized to sign this First Amendment or the Consent and the C&F Loan Documents which are required hereby to which it is a party and the other documents to be delivered hereunder.

                (v) a copy of the charter of each of C&F Guarantor and MCG and each amendment thereto and certified (as of a date reasonably near the First Amendment Effective Date) by the Secretary of State of the state of incorporation or organization of such Person as being a true and correct copy thereof;






                (vi) (A) a copy of a certificate of the Secretary of State of the state of incorporation of C&F Guarantor and MCG, dated reasonably near the First Amendment Effective Date, listing the charter of each such Person and each amendment thereto on file in his office and certifying that (1) such amendments are the only amendments to such Person's charter on file in his office, (2) such Person has paid all franchise taxes to the date of such certificate and (3) such Person is duly incorporated or organized and in good standing under the laws of such state, and (B) a copy of a Certificate of Merger dated reasonably near the First Amendment Effective Date, from the Secretary of State of the State of Delaware;

                (vii) from each of C&F Guarantor and MCG, a certificate signed on behalf of such Person by its President or a Vice President and its Secretary or any Assistant Secretary, dated as of the First Amendment Effective Date (the statements made in such certificate shall be true on and as of the First Amendment Effective Date), certifying as to (1) the absence of any amendments to the charter of such Person since the date of the Secretary of State's certificate referred to in subclause (vii) above, (2) a true and correct copy of the bylaws of such Person as in effect on the First Amendment Effective Date and (3) the due incorporation and good standing of such Person, as a corporation organized under the laws of the State of Delaware, and the absence of any proceeding for the dissolution or liquidation of such Person;

        (viii) (A) a pledge agreement in substantially the form of Exhibit K to the Credit Agreement (the "C&F Pledge Agreement"), duly executed by C&F Guarantor whereby 100% of the capital stock of MCG owned by C&F Guarantor is pledged as security for the Obligations of C&F Guarantor under the C&F Guaranty, (B) an amended and restated Cigar Pledge Agreement in substantially the form of Annex A hereto (the "Cigar Pledge Agreement") duly executed by Cigar Guarantor whereby 100% of the capital stock of C&F Guarantor owned by Cigar Guarantor is pledged as security for the Obligations of Cigar Guarantor under the Cigar Guaranty and (C) an amended and restated Flavors Pledge Agreement in substantially the form of Annex B hereto (the "Flavors Pledge Agreement") duly executed by Flavors Guarantor whereby 100% of the capital stock of C&F Guarantor owned by Flavors Guarantor is pledged as security for the Obligations of Flavors Guarantor under the Flavors Guaranty, in each case together with (A) certificates representing such capital stock accompanied by undated stock powers executed in blank, (B) acknowledgement copies or stamped copies of proper financing statements, duly filed on or before the First Amendment Effective Date under the Uniform Commercial Code of all jurisdictions that the Agent may deem necessary or desirable in order to perfect and protect the Liens created by the above-referenced pledge agreements, covering the Collateral described in such pledge agreements, and (C) completed requests for information, dated on or before the First Amendment Effective Date, listing the financing statements referred to in clause (B) above and all other effective financing statements filed in the jurisdictions referred to in clause (B) above that name C&F Guarantor, Cigar Guarantor or Flavors Guarantor as debtor, together with copies of such other financing statements;

                (ix) (A) a guaranty in substantially the form of Exhibit L to the Credit Agreement (the "C&F Guaranty"), duly executed by C&F Guarantor,
(B) an amended and restated guaranty in substantially the form of Annex C hereto (the "Cigar Guaranty"), duly executed by Cigar Guarantor, and (C) an amended and restated guaranty in substantially the form of Annex D hereto (the "Flavors Guaranty"), duly executed by Flavors Guarantor, in each case guaranteeing the obligations of the Borrower under the Loan Documents and in form and substance reasonably satisfactory to the Lenders;

        (x) certified copies of the Merger Agreement, the MCG Tax Agreement and the solvency opinion delivered to Abex and Mafco pursuant to Section 5.1(i) of the Merger Agreement, duly executed by the parties thereto and in form and substance satisfactory to the Lenders;

                (xi) (A) a voting trust agreement, duly executed by C&F Guarantor, Cigar Guarantor, the Agent and NationsBank of Georgia, National Association, as voting trustee, and (B) a voting trust agreement, duly executed by C&F Guarantor, Flavors Guarantor, the Agent and NationsBank of Georgia, National Association, as voting trustee, each in form and substance satisfactory to the Agent;

                (xii) a letter, in form and substance satisfactory to the Agent, from Murray Devine to the Agent, stating that the Agent and the Lenders may rely upon the solvency opinion delivered by it to Abex and Mafco pursuant to Section 5.1(i) of the Merger Agreement;

        (xiii) a favorable opinion of Paul, Weiss, Rifkind, Wharton & Garrison, special New York counsel for the Borrower, in form and substance reasonably satisfactory to the Lenders;

        (xiv) a favorable opinion of Barry F. Schwartz, Executive Vice President and General Counsel of the Borrower, in form and substance reasonably satisfactory to the Lenders;






        (xv) a favorable opinion of Shearman & Sterling, counsel for the Agent, in form and substance reasonably satisfactory to the Agent; and

        (xvi) a certificate signed by a duly authorized officer of the Borrower stating that:

                (A) After giving effect to this First Amendment, the representations and warranties contained in each of the Cigar Guaranty and Flavors Guaranty are correct on and as of the First Amendment Effective Date, except to the extent such representations and warranties specifically relate to an earlier date, and

                (B) After giving effect to this First Amendment, no event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                SECTION 4. Release of Liens. The Lenders hereby agree that, on the First Amendment Effective Date, all of the Liens in favor of the Lenders and the Agent on the outstanding capital stock of Flavors Holdings Inc. and Consolidated Cigar (Parent) Holdings Inc. shall be deemed to be released, terminated and no longer in effect and hereby authorize the Agent to take all actions necessary to effectuate such release.

                SECTION 5. Reference to and Effect on the Loan Documents. (a) Upon the effectiveness of Sections 1 and 2 hereof: (i) each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby; (ii) each reference in the Mafco Security Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Mafco Security Agreement, and each reference in the other Loan Documents to "the Mafco Security Agreement", "thereunder", "thereof" or words of like import referring to the Mafco Security Agreement, shall mean and be a reference to the Mafco Security Agreement as amended hereby; (iii) each reference in the other Loan Documents to "the Cigar Pledge Agreement", "thereunder", "thereof" or words of like import referring to the Cigar Pledge Agreement, shall mean and be a reference to the Cigar Pledge Agreement as amended and restated pursuant to this First Amendment; (iv) each reference in the other Loan Documents to "the Flavors Pledge Agreement", "thereunder", "thereof" or words of like import referring to the Flavors Pledge Agreement, shall mean and be a reference to the Flavors Pledge Agreement as amended and restated pursuant to this First Amendment; (v) each reference in the other Loan Documents to "the Cigar Guaranty", "thereunder", "thereof" or words of like import referring to the Cigar Guaranty, shall mean and be a reference to the Cigar Guaranty as amended and restated pursuant to this First Amendment; and (vi) each reference in the other Loan Documents to "the Flavors Guaranty", "thereunder", "thereof" or words of like import referring to the Flavors Guaranty, shall mean and be a reference to the Flavors Guaranty as amended and restated pursuant to this First Amendment.

                (b) Except as specifically amended above, the Credit Agreement and the Notes, and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

                (c) The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

                SECTION 6. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this First Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and thereunder. The Borrower further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees an expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this First Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 6. In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this First Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

                SECTION 7. Execution in Counterparts. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                SECTION 8. Governing Law. This First Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.







        IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                                        MARVEL IV HOLDINGS INC.

                                                        By
                                                        Name:
                                                        Title:

                                                        MAFCO HOLDINGS INC.

                                                        By
                                                        Name:
                                                                Title:







                                                        CITIBANK, N.A., as
Agent

                                                        By
                                                        Name:
                                                                Title:







Lenders

                                                        BANK OF AMERICA
ILLINOIS

                                                        By
                                                        Name:
                                                                Title:







                                                        BANKERS TRUST COMPANY

                                                        By
                                                        Name:
                                                                Title:








                                                        THE CHASE MANHATTAN
                                                        BANK, N.A.

                                                        By
                                                        Name:
                                                                Title:







                                                        CHEMICAL BANK

                                                        By
                                                        Name:
                                                                Title:







                                                        CITIBANK, N.A.

                                                        By
                                                        Name:
                                                                Title:







                                                        CREDIT LYONNAIS

                                                        By
                                                        Name:
                                                                Title:







                                                        CREDIT SUISSE

                                                        By
                                                        Name:
                                                                Title:







                                                        THE FIRST NATIONAL BANK
                                                        OF BOSTON

                                                        By
                                                        Name:
                                                                Title:







                                                        THE LONG-TERM CREDIT
                                                        BANK OF JAPAN, LTD.,
                                                        LOS ANGELES AGENCY

                                                        By
                                                        Name:
                                                                Title:







                                                        NATIONSBANK OF NORTH
                                                        CAROLINA, N.A.

                                                        By
                                                        Name:
                                                                Title:







                                    CONSENT

                Reference is made to (a) the Credit Agreement dated as of July 20, 1994 (the "Credit Agreement"; the terms defined therein being used herein as therein defined unless otherwise defined herein) among Marvel IV Holdings Inc., a Delaware corporation (the "Borrower"), the lenders parties to the Credit Agreement (the "Lenders"), and Citibank, N.A., as agent (the "Agent") for the Lenders, and (b) the First Amendment dated as of March 10, 1995 (the "First Amendment") among the Borrower, Mafco Holdings Inc., a Delaware corporation ("Mafco"), the Lenders and the Agent.

                Each of the undersigned, as a Loan Party under the Credit Agreement, hereby consents to the First Amendment and hereby confirms and agrees that (i) each Collateral Document to which such Loan Party is a party and the Collateral described in each such Collateral Document does, and shall continue to, secure the payment of all of the Secured Obligations and Guaranteed Obligations, as the case may be, described in such Collateral Document and (ii) each Loan Document to which such Loan Party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, on and after the effective date of the said letter amendment, (A) each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended thereby, (B) each reference in the Mafco Security Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Mafco Security Agreement, and each reference in the other Loan Documents to "the Mafco Security Agreement", "thereunder", "thereof" or words of like import referring to the Mafco Security Agreement, shall mean and be a reference to the Mafco Security Agreement as amended thereby, (C) each reference in the other Loan Documents to "the Cigar Pledge Agreement", "thereunder", "thereof" or words of like import referring to the Cigar Pledge Agreement, shall mean and be a reference to the Cigar Pledge Agreement as amended and restated pursuant to the First Amendment, (D) each reference in the other Loan Documents to "the Flavors Pledge Agreement", "thereunder", "thereof" or words of like import referring to the Flavors Pledge Agreement, shall mean and be a reference to the Flavors Pledge Agreement as amended and restated pursuant to the First Amendment, (E) each reference in the other Loan Documents to "the Cigar Guaranty", "thereunder", "thereof" or words of like import referring to the Cigar Guaranty, shall mean and be a reference to the Cigar Guaranty as amended and restated pursuant to the First Amendment and (F) each reference in the other Loan Documents to "the Flavors Guaranty", "thereunder", "thereof" or words of like import referring to the Flavors Guaranty, shall mean and be a reference to the Flavors Guaranty as amended and restated pursuant to the First Amendment.






                This Consent may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same consent.

                                                ANDREWS GROUP INCORPORATED

                                                By______________________
                                                Name:
                                                Title:


                                                CONSOLIDATED CIGAR II
                                                HOLDINGS INC.

                                                By______________________
                                                Name:
                                                Title:


                                                COLEMAN (PARENT) HOLDINGS INC.

                                                By______________________
                                                Name:
                                                Title:


                                                FLAVORS (PARENT) HOLDINGS INC.

                                                By______________________
                                                Name:
                                                Title:






                                                FOUR STAR HOLDINGS CORP.

                                                By______________________
                                                Name:
                                                Title:


                                                MACANDREWS & FORBES
                                                HOLDINGS INC.

                                                By______________________
                                                Name:
                                                Title:


                                                MAFCO HOLDINGS INC.

                                                By______________________
                                                Name:
                                                Title:


                                                MARVEL V HOLDINGS INC.

                                                By______________________
                                                Name:
                                                Title:


                                                NEW COLEMAN HOLDINGS, INC.

                                                By______________________
                                                Name:
                                                Title:







                                                NWCG (PARENT) HOLDINGS
                                                CORPORATION

                                                By______________________
                                                Name:
                                                Title: